Exhibit 1.2 Draft Form of Agency Agreement






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                                7,820,000 Shares
                   (subject to increase up to 8,993,000 Shares
                      in the event of an oversubscription)



                            Bayonne Bancshares, Inc.
                            (a Delaware corporation)


                                  Common Stock
                           (par value $0.01 per share)


                                AGENCY AGREEMENT


                             ________________, 1997


SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:


     Bayonne Bancshares, Inc., a Delaware corporation (the "Company"), Bayonne Bankshares, M.H.C., a mutual holding company organized under the laws of the United States of America (the "MHC") and First Savings Bank of New Jersey, SLA, a New Jersey-chartered stock savings and loan association (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 4,870,000 shares (subject to increase up to 4,234,000 shares in the event of an oversubscription) of the Company's common stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities."

     The Securities are being offered for sale in accordance with the plan of conversion and agreement and plan of reorganization (the "Plan") adopted by the Boards of Directors of the MHC and the Bank pursuant to which: (i) the MHC will convert into an interim federal savings bank ("Interim A") and will simultaneously merge with and into the Bank, and the common stock of the Bank currently held by the MHC will be cancelled; (ii) First Interim Bank of New Jersey, a stock savings bank to be organized under federal law as a wholly-owned subsidiary of the Company ("Interim B") will merge with and into the Bank; (iii) shares of common stock of Interim B held by the Company will be converted into shares of common stock of the Bank on a one-for-one basis; (iv) the Company will offer shares of its common stock in a Subscription



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and Community Offering, as described herein; (v) each share of common stock of the Bank held by the Bank's public stockholders will be converted into shares of Common Stock (such shares hereinafter being referred to as the "Exchange Shares") pursuant to an exchange ratio that will result in the holders of such shares owning in the aggregate the same percentage of the Company as they owned of the Bank, before giving effect to (a) the payment of cash in lieu of fractional shares or (b) purchases of Common Stock by such persons in the Subscription and Community Offering.


     Pursuant to the Plan, the Company is offering to certain of the Bank's depositors and borrowers and to the Bank's tax-qualified employee benefit plans ("Employee Plans"), including the Bank's employee stock ownership plan (the "ESOP"), rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with a first preference given to the Bank's public stockholders and a second preference given to natural persons residing in the Bank's Local Community (as defined in the Plan) in a direct community offering (the "Community Offering" and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with the Subscription Offering. It is currently anticipated by the Bank, the MHC and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings." The conversion of the MHC to Interim A, the merger of Interim A with and into the Bank, the merger of Interim B with and into the Bank, the exchange of the Bank's public stockholder's shares for shares of Common Stock and the Offerings are hereinafter referred to collectively as the "Conversion and Reorganization." It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.




     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-23199) including a prospectus for the registration of the Securities and the Exchange Shares under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein, if any, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")) are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus that shall be used by the Company in connection with the Subscription and Community Offering or the Syndicated


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Community Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule
424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.


     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus of the Company to be used in the Subscription and Community Offering. Such Prospectus contains information with respect to the Bank, the MHC, the Company and the Common Stock.

     SECTION 1. REPRESENTATIONS AND WARRANTIES.

     (a) The Company, the MHC and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:


          (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company, the MHC and the Bank acknowledge appears only in the sections captioned "Market for Common Stock," and "The Conversion and
     Reorganization - Marketing and Underwriting Arrangements and " - Syndicated Community Offering" of the Prospectus).

          (ii) The Company has filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-(e)1 promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended (the "HOLA"), and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the OTS. At the


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     date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

          (iii) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual holding companies to stock form (the "Conversion Regulations"), the MHC has filed with the OTS an application for conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of (A) the MHC's Proxy Statement, to be dated on or about June __, 1997, relating to the Conversion and Reorganization (the "Members' Proxy Statement"), (B) the Bank's Proxy Statement, to be dated on or about June __, 1997, relating to the Conversion and Reorganization (the "Stockholders' Proxy Statement"), and (C) the Prospectus. The Conversion Application includes applications to form and merge Interim A and Interim B. The OTS has, by letter dated ___________, 1997, approved the Conversion Application (including the formation and merger of Interim A and Interim B), such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the OTS. At the date of such approval and at the Closing Time referred to in
     Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

          (iv) The Bank has filed with the New Jersey Department of Banking the Bank's application for approval of the merger of Interim A with and into the Bank and of the merger of Interim B with and into the Bank (the "New Jersey Application"). The Bank has received written notice from the New Jersey Department of Banking of its approval of the New Jersey Application, such approval remains in full force and effect and no order has been issued by the New Jersey Department of Banking suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, the MHC or the Bank, threatened by the New Jersey Department of Banking. At the date of such approval, the New Jersey Application complied in all material respects with the applicable provisions of New Jersey law and the regulations promulgated thereunder.

          (v) At the time of their use, the Members' Proxy Statement, the Stockholders' Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and New Jersey law and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Bank, the MHC and the Company will promptly file the Prospectus and any supplemental sales literature with the OTS and the Commission. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of




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     the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

          (vi) The OTS has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company, the MHC or the Bank for use in connection with the Offerings.

          (vii) Finpro, Inc., which prepared the valuation of the Bank as part of the Conversion and Reorganization, has advised the Company, the MHC and the Bank that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the OTS with respect thereto.

          (viii) KPMG Peat Marwick LLP, the accountants who certified the financial statements and supporting schedules of the Bank included in the Registration Statement, have advised the Company, the MHC and the Bank that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to the Company, the MHC, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (ix) The only direct subsidiary of the MHC is the Bank. The only subsidiary of the Bank is Bayonne Service Corporation (the "Subsidiary").

          (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company, the Bank and the Subsidiary as at the dates specified and the results of operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

          (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the MHC, the Bank or the Subsidiary, other than those in the ordinary course of business and consistent with past practice, which are material with respect to the Company, the MHC, the Bank and the Subsidiary, taken as a whole.


          (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate




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     power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.

          (xiii) Upon consummation of the Conversion and Reorganization as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans specified in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; the Securities have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform with the requirements of federal and Delaware law; and the issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights.

          (xiv) The MHC has been duly chartered and is validly existing as a mutual holding company under the laws of the United States of America with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the MHC is in good standing under the laws of the State of New Jersey and is qualified to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary taken as a whole; upon consummation of the Conversion and Reorganization, the MHC will convert into Interim A, which will merge with and into the Bank, with the Bank being the surviving institution.


          (xv) The Bank is a New Jersey-chartered savings and loan association in stock form; the Bank has and after the consummation of the Conversion and Reorganization will have, full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and the Bank is in good standing under the laws of New Jersey and is qualified to do business in any jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.



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          (xvi) The deposit accounts of the Bank are insured by the Federal
     Deposit Insurance Corporation ("FDIC") up to the applicable limits and, upon consummation of the Conversion and Reorganization, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations.


          (xvii) The authorized capital stock of the Bank consists of 20,000,000 shares of common stock, par value $0.10 per share (the "Bank Common Stock") and 10,000,000 shares of preferred stock, par value $0.10 per share (the "Bank Preferred Stock"), of which 1,406,004 shares of Bank Common Stock and no shares of Bank Preferred Stock are issued and outstanding as of the date hereof; no additional shares of Bank Common Stock (except for shares issued pursuant to employee benefit plans referred to in the Prospectus) and no shares of Bank Preferred Stock will be issued prior to the Closing Time referred to in Section 2; the issued and outstanding shares of Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws; the MHC owns 1,659,485 shares of Bank Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; the terms and provisions of the Bank Common Stock conform to all statements relating thereto contained in the Prospectus; at the time of the consummation of the Conversion and Reorganization, immediately following the merger of Interim A with and into the Bank, the Bank shall merge with Interim B, with the Bank being the surviving institution, and the shares of common stock of Interim B held by the Company shall be converted into shares of Bank Common Stock on a one-for-one basis, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (xviii) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole; the activities of the Subsidiary are permitted to subsidiaries of a New Jersey-chartered savings and loan association by federal and New Jersey law and the rules, regulations, resolutions and practices of the OTS and the New Jersey Department of Banking; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable claim.

          (xix) The Company, the MHC, the Bank and the Subsidiary have obtained all licenses, permits and other governmental authorizations required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application, except where the failure to obtain




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     such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank or the Subsidiary, taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the MHC, the Bank and the Subsidiary is in all material respects in compliance therewith; neither the Company, the MHC, the Bank nor the Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank or the Subsidiary, taken as a whole.

          (xx) From the date of its incorporation until the Closing Time, neither Interim A nor Interim B will be in violation of its charter or bylaws, nor will either Interim A or Interim B engage in any business other in connection with organizational matters and actions taken in connection with the consummation of the Conversion and Reorganization.

          (xxi) The Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the MHC and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

          (xxii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be specifically described or contemplated therein, none of the Company, the MHC, the Bank or the Subsidiary will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions that is or are material in light of the business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole, excluding the origination, purchase and sale of loans or the purchase and sale of investment securities or mortgage-backed securities in the ordinary course of business.

          (xxiii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities, the Exchange Shares and the Foundation Shares that has not been obtained and a copy of which has been delivered to the Agent, except as may be required under the securities laws of various jurisdictions.

          (xxiv) Neither the Company, the MHC, the Bank nor the Subsidiary is in violation of its certificate or articles of incorporation, charter or bylaws; and neither the Company, the MHC, the Bank nor the Subsidiary is in default (nor has any event occurred which,




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     with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Subsidiary is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.

          (xxv) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank or the Subsidiary pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Subsidiary is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as whole, nor will such action result in any violation of the provisions of the certificate or articles of incorporation, charter or bylaws of the Company, the MHC, the Bank or the Subsidiary, or any applicable law, regulation or administrative or court decree.

          (xxvi) No labor dispute with the employees of the Company, the MHC, the Bank or the Subsidiary exists or, to the knowledge of the Company, the MHC, or the Bank, is threatened; and the Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of its principal suppliers or contractors that might be expected to result in any material adverse change in the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.

          (xxvii) Each of the Company, the MHC, the Bank and the Subsidiary has good and marketable title to all properties and assets for which ownership is material to the business of the Company, the MHC, the Bank or the Subsidiary and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such liens, charges, encumbrances or restrictions as are described in the Prospectus or are not material in relation to the business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole; and all of the leases and subleases material to the business of the Company, the MHC, the Bank and the Subsidiary taken as a whole under which the Company, the MHC, the Bank and the Subsidiary hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, the MHC, the Bank or the Subsidiary, enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy,




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     insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights, and to general principles of equity.

          (xxviii) Neither the Company, the MHC, the Bank nor the Subsidiary is in violation of any directive from the OTS, the New Jersey Department of Banking or the FDIC to make any material change in the method of conducting their respective businesses; the MHC, the Bank and the Subsidiary have conducted and are conducting their businesses so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS, the New Jersey Department of Banking or the FDIC) except in such respects as would not have a material adverse effect upon the Company, the MHC, the Bank and the Subsidiary taken as a whole.

          (xxix) There is no action, suit or proceeding before or by any court or government agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the MHC, the Bank, or the Subsidiary, threatened, against or affecting the Company, the MHC, the Bank or the Subsidiary (other than as disclosed in the Registration Statement) which might result in any material adverse change in the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion and Reorganization; all pending legal or governmental proceedings to which the Company, the MHC, the Bank or the Subsidiary is a party or of which any of their respective properties or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the aggregate, not material; and there are no contracts or documents of the Company, the MHC, the Bank, or Subsidiary which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

          (xxx) The Bank has obtained opinions of its counsel, Muldoon, Murphy & Faucette, with respect to the legality of the Securities and the Exchange Shares to be issued and the federal income tax consequences of the Conversion and Reorganization, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions that are required to be disclosed are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Bank, the MHC, nor the Company has taken or will take any action inconsistent therewith.

          (xxxi) The Bank has obtained an opinion of KPMG Peat Marwick LLP with respect to the New Jersey income tax consequences of the Conversion and Reorganization, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinions that are required to be disclosed are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Bank nor the Company has taken or will take any action inconsistent therewith.

          (xxxii) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

          (xxxiii) All of the loans represented as assets on the most recent financial statements or selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R.
     Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.

          (xxxiv) To the knowledge of the Company, the MHC and the Bank, none of the Company, the MHC, the Bank or the Subsidiary, or any of their respective employees has made any payment of funds of the Company, the MHC, the Bank or the Subsidiary as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

          (xxxv) The Company, the MHC, the Bank and the Subsidiary are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

          (xxxvi) Neither the Company, the MHC, the Bank nor the Subsidiary, nor any properties owned or operated by the Company, the MHC, the Bank or the Subsidiary, is in violation of or is liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the business, financial condition or results of operations of the Company, the MHC, the Bank and the Subsidiary, taken as a whole. There are no actions, suits or proceedings, or demands, claims, or notices (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the MHC or the Bank threatened, relating to the liability of any property owned or operated by the Company, the MHC, the Bank or the Subsidiary under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

          (xxxvii) The Company, the MHC, the Bank and the Subsidiary have filed all federal, state and local tax returns required to be filed and has made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

          (xxxviii) The Company has received approval, subject to official notice of issuance, to have the Common Stock quoted on the Nasdaq National Market effective at the Closing Time referred to in Section 2 hereof.


     (b) Any certificate signed by any officer of the Company, the MHC or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company, the MHC or the Bank of each as to the matters covered thereby.

     SECTION 2. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

     On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company in its solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of the Securities in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with its solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents, (ii) reviewing all offering documents, the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Bank and their counsel); (iii) assisting in the design and implementation of a marketing strategy for the Offerings; (iv) assisting Bank management in scheduling and preparing for meetings with potential investors and broker-dealers; and (v) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

     The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

     If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Bank, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company and the Bank to Selected Dealers under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 7% of the aggregate Purchase Price (as defined in the Prospectus) of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion that best meets the distribution objectives of the Company and the Bank and the requirements of the Plan and applicable law, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a selected dealer or to take or purchase any Securities.

     In the event the Company is unable to sell at least the Total Minimum of Securities, as disclosed on the cover of the Prospectus, within the periods herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

     If at least the Total Minimum of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Muldoon, Murphy and Faucette, Washington, D.C., at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, are herein called the "Closing Time."

     The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

     In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:
2.0% of the aggregate Purchase Price (as defined in the Prospectus) of the Securities sold in the Subscription Offering and in the Community Offering.

     With respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, the Company shall pay (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees, and (iii) a management fee to Sandler O'Neill of 2.0%. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of 2.0% of the aggregate Purchase Price of such Securities.

     Notwithstanding the foregoing, no fee shall be payable with respect to any Securities sold in the Subscription and Community Offering to (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers or employees or (ii) any director, officer or employee of the Company or the Bank or any member of such person's immediate family (which term shall mean parents, spouse, siblings, children and grandchildren).

     If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or if the Conversion and Reorganization is terminated by the Company or the Bank, no fee shall be payable by the Company or the Bank to Sandler O'Neill; however, Sandler O'Neill shall be entitled to reimbursement of its reasonable out-of-pocket expenses incurred prior to termination in accordance with Section 4 hereof.

     All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which has been previously paid, and the remaining $25,000 of which shall be payable upon execution hereof, which shall be credited against any fees or expenses payable hereunder.

     SECTION 3. COVENANTS OF THE COMPANY, THE MHC AND THE BANK. The Company, the MHC and the Bank covenant with the Agent as follows:

     (a) The Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application, the Members' Proxy Statement and the Stockholders' Proxy Statement as may hereafter be required by the 1933 Act Regulations or the Conversion Regulations or as may hereafter be reasonably requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424(c) of the 1933 Act Regulations, in either case in a form acceptable to the Agent. The Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Conversion Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.


     (b) The Company, the MHC and the Bank will give the Agent notice of its intention to prepare or file any amendment to the Conversion Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with the Syndicated Community Offering of the Securities that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may reasonably object.

     (c) The Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (d) During the period when the Prospectus is required to be delivered, the Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Conversion Regulations, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the MHC and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the MHC and the Bank each will furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (f) The Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that the Company, the MHC and the Bank shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to subscription rights and other persons having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     (h) The Company will make generally available to its security holders as soon as practicable but no later than sixty (60) days from the close of the period covered thereby an earnings statement (in compliance with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year in such period an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows of the Company, the Bank and the Subsidiary, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company, the Bank and the Subsidiary for such quarter in reasonable detail.

In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.


     (k) The Company, the MHC and the Bank will conduct the Conversion and Reorganization in all material respects in accordance with the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, requirements and conditions precedent to the Conversion and Reorganization imposed upon the Company or the Bank by the OTS.


     (l) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (m) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     (n) The Company will file a registration statement for the Common Stock under Section 12(b) of the 1934 Act prior to completion of the Offerings and will request that such registration statement be effective no later than upon completion of the Conversion and Reorganization. The Company will maintain the effectiveness of such registration for not less than three years. The Company will file with the Nasdaq Stock Market all documents and notices required by the Nasdaq Stock Market of companies that have issued securities that are listed on the Nasdaq National Market.

     (o) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the Bank common stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System or other Federal agency with jurisdiction over the Bank, by regulation, policy statement or general or specific interpretive release or letter permits indemnification of the Agent by the Bank as contemplated by Section 6(a) hereof.

     (p) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the

National Association of Securities Dealers, Inc.'s ("NASD") "Interpretation Relating to Free-Riding and Withholding."

     (q) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and the Conversion Application.






     (r) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Time, without the Agent's prior written consent, any shares of Common Stock other than the Securities or the Exchange Shares or other than in connection with any employee benefit plan or arrangement described in the Prospectus.


     SECTION 4. PAYMENT OF EXPENSES. The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's, the MHC's and the Bank's counsel, accountants, conversion agent and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Stock Market. In the event the Agent incurs any such fees and expenses on behalf of the Bank, the MHC or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion and Reorganization is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank, the MHC or the Company pursuant to this Section without the prior approval of the Bank.

     The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) the filing fees paid or incurred by the Agent in connection with all NASD filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel, up to an aggregate of $50,000. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.


     SECTION 5. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the MHC, the Bank and the Agent agree that the issuance and sale of the Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the

Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:


     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

     (b) At Closing Time, the Agent shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette, counsel for the Company, the MHC and the Bank, in form and substance satisfactory to counsel for the Agent, providing that:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

               (ii) The Company has full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New Jersey and in each other jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Subsidiary, taken as a whole.


               (iv) Upon consummation of the Conversion and Reorganization, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization," and no shares of Common Stock have been issued and outstanding prior to the Closing Time.

               (v) The Securities and the Exchange Shares have been duly and validly authorized for issuance and sale; the Securities, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; the Exchange Shares, when issued, will be duly and validly issued and fully paid and non-assessable.

               (vi) The issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights arising by operation of law or, to such counsel's knowledge and information, otherwise.

               (vii) The MHC has been duly organized and is validly existing and in good standing under the laws of the United States of America as a mutual holding company, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the MHC.

               (viii) The Bank has been at all times since the date hereof and prior to the Closing Time organized, and is validly existing, under the laws of the State of New Jersey as a state-chartered savings and loan association of stock form, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.

               (ix) The Bank is a member of the Federal Home Loan Bank of New York and the deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

               (x) Upon consummation of the Conversion and Reorganization, all of the issued and outstanding capital stock of Interim B will have been duly authorized and validly issued and fully paid and unassessable, and to such counsel's knowledge all such capital stock will be converted into shares of Bank Common Stock upon the merger of Interim B with the Bank and is not subject to any security interest, mortgage, pledge, lien, encumbrance or claim.

               (xi) The Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of New Jersey, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Subsidiary, taken as a whole; the activities of the Subsidiary as described in the Prospectus are permitted to subsidiaries of a savings and loan holding company and of a New Jersey chartered savings bank by the rules, regulations, resolutions and practices of the OTS and by New Jersey law and the rules, regulations, resolutions and practices of the New Jersey Department of Banking; all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned directly by the Bank, to such counsel's knowledge, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.






               (xii) Upon consummation of the Conversion and Reorganization, all of the issued and outstanding capital stock of the Bank will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

               (xiii) The OTS has approved the Holding Company Application and the Conversion Application (including the formation and merger of Interim A and Interim B), such approvals remain in full force and effect and no action is pending or, to such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Application or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application and the Conversion Application comply as to form in all material respects with the Conversion Regulations and all other applicable requirements of the OTS, and, to such counsel's knowledge, include all documents required to be filed as exhibits thereto, excluding the Prospectus and any related marketing materials filed as a part of the Holding Company Application or the Conversion Application as to which no opinion need be given; the Company is duly authorized to become a savings and loan holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank pursuant to the Plan.

               (xiv) The New Jersey Department of Banking has approved the New Jersey Application, and such approval remains in full force and effect and no action is pending or, to such counsel's knowledge, threatened respecting the New Jersey Application; the New Jersey Application complies as to form in all material respects with New Jersey law and regulations and all other applicable requirements of the New Jersey Department of Banking, and, to such counsel's knowledge, includes all documents required to be filed as exhibits thereto.

               (xv) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (A) have been duly and validly authorized by all necessary action on the part of each of the Company, the MHC and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company, the MHC and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies), (B) to such counsel's knowledge, will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the MHC, the Bank or the Subsidiary pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the MHC, the Bank or the Subsidiary is subject that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiary, taken as a whole, and (C) will not result in any violation of the provisions of the certificate or articles of incorporation, charter or bylaws of the Company, the MHC, the Bank or the Subsidiary.

               (xvi) The Prospectus has been duly authorized by the OTS for final use pursuant to the Conversion Regulations and no action has been taken, or is pending or, to such counsel's knowledge, threatened, by the OTS to revoke such authorization.

               (xvii) The Registration Statement is effective under the 1933
          Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act nor have proceedings therefor been initiated or, to such counsel's knowledge, threatened by the Commission.

               (xviii) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities, the Exchange Shares and the consummation of the Conversion and Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

               (xix) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (xx) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

               (xxi) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against or affecting the Company, the MHC, the Bank or the Subsidiary that are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the MHC, the Bank or the Subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

               (xxii) The information in the Prospectus describing the liquidation account under the captions "The Conversion and Reorganization - Liquidation Rights" and "- Effects of Conversion and Reorganization - "Effect on Liquidation Rights" and the information under "Risk Factors - Financial Institution Regulation and Possible Legislation," "- Certain Anti-Takeover Provisions Which May Discourage Takeover Attempts," " - Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights," "Dividend Policy," "Federal and State Taxation," "Regulation," "The Conversion and Reorganization," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Bank" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is correct in all material respects.

               (xxiii) To such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

               (xxiv) The Plan has been duly authorized by the Boards of Directors of the Company, the MHC and the Bank; to such counsel's knowledge, the Company, the MHC and the Bank have conducted the Conversion and Reorganization in all material respects in accordance with applicable requirements of the Plan, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion and Reorganization imposed upon the Company, the MHC or the Bank by the OTS, and no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or, to such counsel's knowledge, threatened by the OTS; and, to such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Plan.

               (xxv) To such counsel's knowledge and information, each of the Company, the MHC, the Bank and the Subsidiary have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, permits, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operations or the business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect, and each of the Company, the MHC, the Bank and the Subsidiary is in all material respects complying therewith.

               (xxvi) Neither the Company, the MHC, the Bank nor the Subsidiary is in violation of its certificate or articles of incorporation or charter, as the case may be, upon consummation of the Conversion and Reorganization nor, to such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the MHC, the Bank or the Subsidiary is a party or by which the Company, the MHC, the Bank or the Subsidiary or any of their respective property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole.

               (xxvii) The stockholders of the Bank do not have dissenters' rights or any other rights to dissent from the Conversion and Reorganization and receive the fair value of their shares of Bank Common Stock under New Jersey or Federal law.


          (2) The favorable opinion, dated as of Closing Time, of Breyer & Aguggia, counsel for the Agent, with respect to the matters set forth in
     Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law), (xvi)(A), (xx) and (xxi) and such other matters as the Agent may reasonably require.


          (3) In giving their opinions required by subsections (b)(l) and
     (b)(2), respectively, of this Section, Muldoon, Murphy & Faucette and Breyer & Aguggia shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Muldoon, Murphy & Faucette and Breyer & Aguggia may rely as to certain matters of fact on certificates of officers and directors of the Company, the MHC and the Bank and certificates of public officials, and as to matters of New Jersey law and Delaware law upon the opinions of ____________________ and Morris, Nichols, Arsht & Tunnell, respectively, which opinions shall be in form and substance satisfactory to the Agent, and Breyer & Aguggia may also rely as to certain matters on the opinion of Muldoon, Murphy & Faucette.

     (c) At the Closing Time referred to in Section 2, the Company, the MHC and the Bank will have completed in all material respects the conditions precedent to the Conversion and Reorganization in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion and Reorganization imposed upon the Company, the MHC or the Bank by the OTS, the FDIC, or any other regulatory authority, other than those that the OTS or the FDIC permit to be completed after the Conversion and Reorganization.

     (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business of the Company, the MHC, the Bank and the Subsidiary, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company, the MHC and of the Bank and the chief financial or chief accounting officer of the Company, the MHC and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company, the MHC or the Bank from the latest date as of which the financial condition of the Company, the MHC or the Bank is set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Company, the MHC nor the Bank shall have received from the OTS or the New Jersey Department of Banking any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely might affect the financial condition, results of operations or business of the Company, the MHC and the Bank taken as a whole, (iv) the representations and warranties in
Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company, the MHC and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations.

     (e) At the time of the execution of this Agreement, the Agent shall have received from KPMG Peat Marwick LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent certified public accountants with respect to the Company, the MHC the Bank and the Subsidiary within the meaning of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the OTS Regulations; (iii) based upon limited procedures as agreed upon by the Agent and KPMG Peat Marwick LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and the Subsidiary included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) at a specified date not more than five (5) days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and the Subsidiary or any decrease in consolidated total assets, allowance for loan losses, total deposits or retained earnings exclusive of the unrealized gain in investment securities available for sale of the Bank and the Subsidiary, in each case as compared with the amounts shown in the March 31, 1997 balance sheet included in the Registration Statement or, (C) during the period from December 31, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan losses, or net income of the Bank and the Subsidiary, except in all instances for increases or decreases that the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement and Prospectus and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the MHC the Bank and the Subsidiary identified in such letter.

     (f) At Closing Time, the Agent shall have received from KPMG Peat Marwick LLP a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (g) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

     (h) At Closing Time, the Agent shall have received a letter from Finpro, Inc., dated as of the Closing Time, confirming its appraisal.

     (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Exchange Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities, the Exchange Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange shall not have been suspended, or minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities shall not have been required, by either of such Exchange or Market or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal, New York or New Jersey authorities.

     SECTION 6. INDEMNIFICATION.

     (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents as follows:


          (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion and Reorganization or any action taken by the Agent where acting as agent of the Company, the MHC and the Bank or otherwise as described in
     Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found on a final judgement by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent.


          (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

          (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Agent Information. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank would constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act, as amended.

     (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors and trustees, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact or omissions or alleged omissions of a material fact, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceedings is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

     (e) In addition to, and without limiting, the provisions of Section
(6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the MHC or the Bank or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant or subject to an investigation or inquiry, the Company and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

     SECTION 7. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other (relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company and Savings Bank or the Agent and the parties relative intent, knowledge, and access to information), as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each director of the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Bank within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

     SECTION 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

     SECTION 9. TERMINATION OF AGREEMENT.

     (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business of the Company, the MHC or the Bank, or the Company, the MHC, the Bank and the Subsidiary, taken as a whole, whether or not arising in the ordinary course of business; or (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; or (iii) or if trading generally on either the Nasdaq National Market, the American Stock Exchange, or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such Exchange or Market or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or New Jersey authorities; or (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; or (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; or
(vi) if in the Agent's good faith opinion, the aggregate price for the Securities established by Finpro, Inc. is not reasonable or equitable under then prevailing market conditions; or (vii) if the Conversion and Reorganization is not consummated prior to __________, 1997.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Section 4 relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

     SECTION 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Mark B. Cohen, with a copy to Paul M. Aguggia, Esq., Breyer & Aguggia, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005; notices to the Company and the Bank shall be directed to either of them at 568 Broadway, Bayonne, New Jersey 07002, attention Mr. Patrick F.X. Nilan, President, with a copy to Joseph G. Passiac, Jr., Esq., Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016.

     SECTION 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the MHC and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the MHC and the Bank and their respective



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


successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 12. ENTIRE AGREEMENT; AMENDMENT. With the exception of that certain agreement between the Bank and Sandler O'Neill dated December 12, 1996 relating to records management services in connection with the Bank's Conversion, this Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 13. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Specified times of day refer to Eastern time.

     SECTION 14. SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 15. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.


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





     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                                        Very truly yours,



                                        BAYONNE BANCSHARES, INC.


                                        By:
                                        Patrick F.X. Nilan
                                        President and Chief Executive Officer


                                        BAYONNE BANKSHARES, M.H.C.



                                        By:
                                        Patrick F.X. Nilan
                                        President and Chief Executive Officer

                                        FIRST SAVINGS BANK OF NEW JERSEY, SLA




                                        By:
                                        Patrick F.X. Nilan
                                        President and Chief Executive Officer


CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O'NEILL & PARTNERS, L.P.

By:    Sandler O'Neill & Partners Corp.,
       the sole general partner


By:




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